                                                                   Exhibit 3.1


                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                      NAVIGATION TECHNOLOGIES CORPORATION


     Navigation Technologies Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), originally incorporated on December 18,1987, does hereby certify:

     FIRST:   That the Board of Directors of the Corporation, acting in
     -----
accordance with the applicable provisions of the General Corporation Law of the State of Delaware, adopted resolutions to amend and restate the Certificate of Incorporation pursuant to Section 245 of such law to read in its entirety as set forth on Exhibit A.

     SECOND:  That thereafter, pursuant to resolution of its Board of
     ------
Directors, the Certificate of Incorporation, as so amended and restated, was submitted to the stockholders for their approval, which approval was given by written consent by the required vote of the stockholders pursuant to
Section 228 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation.

     THIRD:  That prompt written notice was duly given pursuant to Section 228
     -----
of the General Corporation Law of the State of Delaware to those stockholders who did not approve the Certificate of Incorporation, as an amended, by written consent.

     FOURTH: That said amendment and restatement was duly adopted in accordance
     ------
with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.


                                      1.

     IN WITNESS WHEREOF, Navigators Technologies Corporation has caused this certificate to be signed by its Vice President, Administration and Finance,

Chief Financial Officer and Secretary this 1st Day of September, 1994.



                                      NAVIGATION TECHNOLOGIES CORPORATION



                                      /s/ Thomas A. Lerone
                                      -------------------------------------
                                      Thomas A. Lerone
                                      Vice President, Administration and
                                      Finance, Chief Financial Officer
                                      and Secretary



                                      2.

                    RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      NAVIGATION TECHNOLOGIES CORPORATION


     FIRST:  The name of the corporation is NAVIGATION TECHNOLOGIES CORPORATION
     -----
("Company"). Its original Certificate of Incorporation was filed with the Secretary of State on December 18, 1987. This restated certificate was duly adopted in accordance with Section 245 of the General Corporation Law of Delaware.

     SECOND:  The address of the registered office of the Company in the State
     ------
of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

     THIRD:  The purpose of the Company is to engage in any lawful act or
     -----
activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH:  The Company is authorized to issue two classes of shares
     ------
designated (a) common stock, of which the Company is authorized to issue 350,000,000 shares, par value $.001 per share ("Common Stock"), and (b) preferred stock, of which the Company is authorized to issue 170,000,000 shares, par value $.001 per share ("Preferred Stock"). The rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock are as follows:

     (a)  Preference on Liquidation.
          -------------------------

          (1)  Preference Price.
               ----------------

               (A) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Preferred Stock then outstanding shall be paid ratably from the entire assets of the Company legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Common Stock of the Company, an amount equal to $0.85 per share plus any and all declared but unpaid dividends on the shares held by such holder ("Preference Price").

               (B) Thereafter, all assets remaining available for distribution shall be distributed to the holders of the Common Stock and Preferred Stock in proportion to the number of shares held by them.

     (b)  Voting Rights.
          -------------

          (1) Except as otherwise required by law and as provided in Paragraph
(b)(2), the holders of outstanding Preferred Stock shall not be entitled to vote upon any matter submitted to the stockholders for a vote.

          (2) The holders of the Preferred Stock shall be entitled to vote together with the holders of Common Stock as a single voting class on the matters listed below, with each share of

Preferred Stock and each share of Common Stock having one vote per share. Whenever at least 20,000,000 shares of Preferred Stock (as adjusted for splits, recombinations and the like) are outstanding, a vote on such matters shall require an eighty percent majority:

              (i) to adopt, amend or repeal any provision of this Certificate of Incorporation;

              (ii) whenever the stockholders vote to adopt, amend or repeal any provision of the Bylaws;

              (iii) to authorize any mandatory or statutory exchange of shares of the Company;

              (iv) to merge the Company into another corporation or another corporation into the Company or consolidate the Company with any other corporation (even if not consolidated for financial reporting purposes) in a single transaction or a series of transactions;

              (v) to sell all or substantially all of the assets of the Company in a single transaction or a series of transactions; and

              (vi) to adopt any plan or proposal for the liquidation or dissolution of the Company.

     (c) Conversion.  The holders of the Preferred Stock shall have conversion
         ----------
rights as follows:

          (1) Right to Convert.  Each share of Preferred Stock shall be
              ----------------
convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock, into one share of Common Stock. The Company shall pay to the holders of the Preferred Stock at the time of such conversion all accrued but unpaid dividends with respect to such stock, if any, out of such funds legally available therefor and, if such funds are not available therefor, at such time as such funds are available.

          (2) Automatic Conversion.  Each share of Preferred Stock shall
              --------------------
automatically be converted into a share of Common Stock upon any consolidation or merger of the Company into another corporation or corporations, upon any mandatory or statutory exchange of Common Stock, upon any acquisition of the Company, upon any acquisition of all or substantially all of the assets of the Company, or upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale to the public of Common Stock for the account of the Company or stockholders of the Company or both having an aggregate offering price to the public of not less than $40,000,000 or, if such aggregate public offering price is less, in which the aggregate number of shares of Common Stock sold in the offering equals at least twenty percent of the total number of shares of Common Stock and Preferred Stock of the Company outstanding (exclusive of treasury shares) immediately after the closing of such offering ("Initial Public Offering").
Such conversion shall be deemed to have occurred simultaneously with such event. The Company shall pay to the holders of the Preferred Stock at the time of such conversion all accrued but unpaid dividends with respect to such stock.

          (3) Conversion Procedures.  In order for a holder to convert shares of
              ---------------------
Preferred Stock into shares of Common Stock, such holder shall comply with the procedure established by the Company's Board of Directors, which shall be reasonable and provide for prompt conversion. Shares of Preferred Stock duly presented to the Company for conversion will be deemed to be converted to Common Stock immediately upon such presentation.

     (d) Participation in Distributions.  The holders of Preferred Stock shall
         ------------------------------
participate equally and ratably, share for share, with the holders of Common Stock and on identical terms and conditions, in the event the Company at any time or from time to time shall make, issue or fix a date for any dividend or other distribution whether payable in cash or in other assets, shares of capital stock, other securities, subscription rights, other rights convertible into or entitling the holder to acquire or receive additional shares of capital stock, or any other form, or any combination of the foregoing. No such payment, dividend or distribution may be declared paid or made on or in respect of the Common Stock unless a simultaneous and identical payment, dividend or distribution is also declared, paid or made on or in respect of the Preferred Stock.

     (e) Subdivisions, Combinations of Stock; Reorganizations or
         -------------------------------------------------------
Reclassification.  In the event the outstanding shares of Common Stock shall be
- ----------------
subdivided or combined by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, the Preferred Stock shall simultaneously and on identical terms and conditions be subdivided or combined by reclassification or otherwise in the same manner and with the same effect as the Common Stock. In the case of any capital reorganization or any reclassification of the capital stock of the Company, each share of Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities, rights or assets (including cash) to which a holder of a share of Common Stock would have been entitled upon the record date for (or date of, if no record date is fixed) such reorganization or reclassification. In such subdivision or combination, the Preference Price of the Preferred Stock shall be revised proportionally.

     (f) Notice.  Each holder of Preferred Stock shall be entitled to the same
         ------
notices sent to holders of Common Stock.

     (g) Common Stock Reserved.  The Company shall at all times reserve and keep
         ---------------------
available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of Preferred Stock from time to time outstanding. The Company shall from time to time (subject to obtaining necessary stockholder action, which the Company shall use its best efforts to obtain), in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if the remaining unissued Common Stock shall not be sufficient to permit all persons who have a contractual right to acquire shares of Common Stock, whether upon the exercise of stock options, conversion of Preferred Stock in a name other than that in which the shares of Preferred Stock to which such issuance relates were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax or it is established to the satisfaction of the Company that such tax has been paid.

     (h) Reissue.  Any shares of Preferred Stock acquired by the Company shall
         -------
not be reissued, other than to a stockholder who surrendered the shares for conversion, and such shares shall be cancelled on the 100th day after such acquisition if not so reissued.

     FIFTH: The following provisions are inserted for the management of the
     -----
business and the conduct of the affairs of the Company, and for further definition, limitation and regulation of the powers of the Company and of its directors and stockholders:

     (a) The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by Statute or by this Certificate of Incorporation or the Bylaws, and to the extent not inconsistent with said Certificate or Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company.

     (b) The directors of the Company need not be elected by written ballot.

     (c) Special meetings of the stockholders may be called as set forth in the Bylaws.

     SIXTH:
     -----

     (a) The number of directors shall be fixed as provided in the Bylaws.

     (b) Any vacancies in the Board of Directors may be filled as specified in the Bylaws.

     SEVENTH:  Bylaws may be adopted, amended or repealed as set forth in the
     -------
Bylaws, with holders of Preferred Stock voting as provided in Article Fourth hereof on any such adoption, amendment or repeal by the stockholders of the Company.

     EIGHTH:  A director of the Company shall not be personally liable to the
     ------
Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

     NINTH:  The Company reserves the right to amend or repeal any provision
     -----
contained in this Certificate of Incorporation so long as such amendment or repeal is effected in the manner prescribed herein and by the laws of the State of Delaware and all rights conferred upon the stockholders are granted subject to this reservation.

                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                      NAVIGATION TECHNOLOGIES CORPORATION


Thomas A. Lerone and Richard Weiland certify that:

     1. They are the Vice President and Chief Financial Officer and Secretary, respectively, of Navigation Technologies Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation").

     2. The first sentence of Article Fourth of the Certificate of Incorporation of this Corporation is amended and restated to read as follows:

        "The Company is authorized to issue two classes of shares designated
        (a) common stock, of which the Company is authorized to issue 350,000,000 shares, par value $.001 per shares ("Common
        Stock"), and (b) preferred stock, of which the Company is authorized to issue 210,000,000 shares, par value $.001 per share
        ("Preferred Stock")."

     3. Section c(2) of Article Fourth of the Certificate of Incorporation of this Corporation is amended and restated to read as follows:

        "(2) Automatic Conversion. Each share of Preferred Stock shall
             --------------------
automatically be converted into a share of Common Stock upon the earlier of (i) any consolidation or merger of the Company into another corporation or corporations, (ii) any mandatory or statutory exchange of Common Stock, (iii) any acquisition of the Company, (iv) any acquisition of all or substantially all of the assets of the Company, (v) October 1, 1996 or (vi) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale to the public of Common Stock for the account of the Company or stockholders of the Company or both having an aggregate offering price to the public of not less than $40,000,000 or, if such aggregate public offering price is less, in which the aggregate number of shares of Common Stock sold in the offering equals at least twenty percent of the total number of shares of Common Stock and Preferred Stock of the Company outstanding (exclusive of treasury shares) immediately after the closing of such offering ("Initial Public Offering'). Such conversion shall be deemed to have occurred simultaneously with such event. The Company shall pay to the holders of the Preferred Stock at the time of such conversion all accrued but unpaid dividends with respect to such stock."

     4. The foregoing Amendment of the Certificate of Incorporation has been duly approved by the Board of Directors.

     5. The foregoing Amendment of the Certificate of Incorporation has been duly approved by the written consent of the requisite stockholders in accordance with Sections 228 and 242 of the Delaware General Corporation Law ("DGCL") and notice has been given to all those stockholders who have not consented in writing in accordance with Section 228(d) of the DGCL.

     We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of our knowledge.

     Executed this 24th day of June, 1996.

                                    /s/ Thomas A. Lerone
                                    ------------------------------------
                                    Thomas A. Lerone
                                    Vice President and Chief Financial Officer

                                    /s/ Richard J. Weiland
                                    -----------------------------------
                                    Richard Weiland
                                    Secretary


                                      -2-